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                                                                     Exhibit 8.4

                     [ Mourant du Feu & Jeune LETTERHEAD ]

AerCo Limited
22 Grenville Street
St. Helier
Jersey
JE4 8PX
Channel Islands

                                                              21st January, 1999

Our ref: AS/AERCO/1318408.US2

Dear Sirs,

AerCo Limited

We have acted as Jersey tax counsel for AerCo Limited (the "COMPANY") a public limited liability company formed under the laws of Jersey in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form F-4 (the "REGISTRATION STATEMENT") registering Subclass A-1 Notes, Subclass A-2 Notes, Subclass B-1 Notes and Subclass C-1 Notes (collectively, the "NEW NOTES") to be issued by the Company pursuant to an Indenture (the "INDENTURE") entered into between the Company and Bankers Trust Company, as trustee. The New Notes will be issued in connection with the Exchange Offer (as defined in the Registration Statement) being made by the Company.

Assuming proper execution of the Indenture and proper issue of the New Notes in the form filed as part of an exhibit to the Registration Statement we hereby confirm that the statements set forth in the prospectus (the "PROSPECTUS") forming a part of the Registration Statement under the heading "TAX CONSIDERATIONS - Certain Jersey Tax Considerations", to the extent that they constitute matters of law, accurately describe the material Jersey tax consequences to holders of the New Notes.

We know that we are referred to under the headings "TAX CONSIDERATIONS - Certain Jersey Tax Considerations", "RISK FACTORS - Income Tax Risks" and

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                      [ Mourant du Feu & Jeune logo ]

- LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.4 thereto.

Yours faithfully,




MOURANT DU FEU & JEUNE